Exhibit 99(a)

Windstream reports third-quarter results

•	Business service revenues were $906 million, a 3 percent increase year-over-year

•	Consumer broadband service revenues were $115 million, a 4 percent increase year-over-year

•	Strategic revenues grew 2.7 percent year-over-year and now represent 69 percent of total revenues

•	Total revenues and sales were $1.55 billion, a decrease of less than 1 percent year-over-year

•	Adjusted OIBDA was $603 million, a decrease of 1 percent year-over-year

Release date: Nov. 8, 2012

LITTLE ROCK, Ark. - Windstream Corp. (Nasdaq: WIN) generated sequential growth in revenue and Adjusted Operating Income Before Depreciation and Amortization (OIBDA) in the third-quarter, driven by increased business sales.

“Our business continues to perform well, and I am confident in our ability to deliver strong free cash flow long-term to support our dividend,” said Jeff Gardner, president and CEO of Windstream. “The dividend is a key component of our investment thesis, and we believe it is the best way to provide returns to our shareholders.”

Pro Forma Financial Results

Total revenues and sales were $1.55 billion in the third quarter, a decline of less than 1 percent from the same period a year ago. Total revenues increased by $15 million from the second quarter, which was the largest sequential improvement recorded to date.

Adjusted OIBDA was $603 million, a decrease of 1 percent year-over-year. Adjusted OIBDA improved sequentially by $7 million as a result of cost management initiatives. Adjusted OIBDA removes the impact of restructuring charges, pension expense and stock-based compensation.

Business service revenues were $906 million, up 3 percent from the same period a year ago. Data and integrated services revenues were $388 million, an increase of 9 percent from the same period a year ago, driven by growth in IP, next generation data and data center services. Carrier service revenues were $162 million, an increase of 3 percent year-over-year, largely due to fiber-to-the-tower installations.

Consumer broadband service revenues were $115 million, up 4 percent from the same period in 2011. Overall consumer service revenues were $335 million, essentially unchanged from the second quarter of 2012 and a decrease of 3 percent from the same period a year ago.

Business and consumer broadband revenues represented approximately 69 percent of Windstream's total revenues and sales in the quarter and collectively grew 2.7 percent year-over-year.

Wholesale revenues were $220 million, a decline of 10 percent from the same period a year ago and in line with expectations.

Adjusted capital expenditures were $289 million in the quarter, excluding $18 million in integration capital related to PAETEC network optimization opportunities.

Exhibit 99(a)

Pro Forma Operating Results

Windstream this quarter released consolidated operating metrics to include PAETEC, which was acquired on Dec. 1. Enterprise customers, who generate $750 or more in revenue per month, grew 7 percent year-over-year. Total business customers at the end of the quarter were approximately 650,000.

Carrier special access circuits increased 3 percent year-over-year primarily due to fiber-to-the-tower installations. Carrier special access circuits also include dedicated circuits purchased by telecommunications carriers to transport traffic between points on their network or from their network to a customer location.

In the consumer channel, Windstream added approximately 6,000 new high-speed Internet customers in the third quarter, bringing its penetration of primary voice lines to 70 percent. Consumer voice lines declined 4 percent year-over-year. Windstream had approximately 1.87 million consumer voice lines at the end of the quarter.

GAAP Financial Results

In the third quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.55 billion, operating income of $248 million and net income of $54 million, or 9 cents per share. That compares to net income of $78 million, or 15 cents per share, on total revenues of approximately $1 billion during the same period in 2011.

GAAP results include approximately $7.8 million in after-tax merger and integration expense and $7.5 million in restructuring costs. Excluding these items, adjusted earnings per share would have been 12 cents for the third quarter.

Adjusted Free Cash Flow

Adjusted free cash flow was $182 million during the third quarter. For the first nine months of 2012, Windstream generated $669 million in adjusted free cash flow and paid out $441 million in dividends, representing a dividend payout ratio of 66 percent. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and adjusted capital expenditures.

Cost Management Initiatives

Windstream completed a restructuring of its management organization in the third quarter, simplifying its operating model to better serve customers. The reorganization will result in annualized savings of approximately $40 million.

Additionally, the company has achieved a run rate of $60 million in operating synergies through the third quarter and is on track to achieve $100 million in total by the end of 2014 related to the acquisition of PAETEC.

Conference call:

Windstream will hold a conference call at 7:30 a.m. CST today to review the company's third-quarter earnings results.

Exhibit 99(a)

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 37407974, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight on Nov. 15. The replay can be accessed by dialing 1-855-859-2056, conference ID 37407974.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today.

About Windstream

Windstream Corp. (Nasdaq: WIN) is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. Windstream has more than $6 billion in annual revenues and is listed on the S&P 500 index. For more information, visit www.windstream.com.

Pro forma results adjust results of operations under GAAP to include the acquisition of PAETEC Holding Corp., and to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company's Web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements, including statements about Windstream's ability to generate cash flows in future periods and to pay its current dividend, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream's forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
the uncertainty regarding the implementation of the Federal Communications Commission's rules on intercarrier compensation, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

Exhibit 99(a)

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream's services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream's debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unfavorable results of litigation;

•	continued access line loss;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below Windstream's expected long term rate of return for plan assets or a significant change in the discount rate; and

•	those additional factors under the caption “Risk Factors” in Windstream's Form 10-K for the year ended Dec. 31, 2011, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2012	2011	Amount	%	2012	2011	Amount	%
UNDER GAAP: (A)
Revenues and sales:
Service revenues	$1,487.7	$994.6	$493.1	50	$4,446.1	$2,992.8	$1,453.3	49
Product sales	64.7	28.6	36.1	*	189.3	83.1	106.2	*
Total revenues and sales	1,552.4	1,023.2	529.2	52	4,635.4	3,075.9	1,559.5	51
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	671.3	366.3	305.0	83	1,987.3	1,101.5	885.8	80
Cost of products sold	56.8	24.5	32.3	132	159.3	68.6	90.7	*
Selling, general and administrative	225.4	130.9	94.5	72	713.4	397.8	315.6	79
Depreciation and amortization	326.4	203.8	122.6	60	958.5	605.8	352.7	58
Merger and integration costs	12.7	19.9	(7.2)	(36)	54.4	33.9	20.5	60
Restructuring charges	12.1	0.5	11.6	*	23.3	0.7	22.6	*
Total costs and expenses	1,304.7	745.9	558.8	75	3,896.2	2,208.3	1,687.9	76
Operating income	247.7	277.3	(29.6)	(11)	739.2	867.6	(128.4)	(15)
Other (expense) income, net	(5.3)	(1.5)	(3.8)	*	4.6	(2.1)	6.7	*
(Loss) gain on early extinguishment of debt	—	(20.5)	20.5	*	1.9	(124.4)	126.3	*
Interest expense	(155.4)	(134.2)	(21.2)	(16)	(465.4)	(417.1)	(48.3)	(12)
Income from continuing operations before income taxes	87.0	121.1	(34.1)	(28)	280.3	324.0	(43.7)	(13)
Income taxes	33.3	43.0	(9.7)	(23)	107.1	119.8	(12.7)	(11)
Income from continuing operations	53.7	78.1	(24.4)	(31)	173.2	204.2	(31.0)	(15)
Discontinued operations, net of tax	—	—	—	*	(0.7)	—	(0.7)	*
Net income	$53.7	$78.1	$(24.4)	(31)	$172.5	$204.2	$(31.7)	(16)

Weighted average common shares	584.8	506.9	77.9	15	584.4	505.3	79.1	16
Common stock outstanding	588.1	515.8	72.3	14

Basic and diluted earnings per share:
Net income	$.09	$.15	($.06)	(40)	$.29	$.40	($.11)	(28)

PRO FORMA RESULTS OF OPERATIONS (B):
Revenues and sales	$1,552.4	$1,565.2	$(12.8)	(1)	$4,635.4	$4,674.7	$(39.3)	(1)
OIBDA (C)	$586.8	$599.1	$(12.3)	(2)	$1,752.1	$1,790.4	$(38.3)	(2)
Adjusted OIBDA (D)	$603.1	$610.3	$(7.2)	(1)	$1,793.4	$1,822.5	$(29.1)	(2)
Capital expenditures	$307.3	$222.7	$84.6	38	$809.4	$653.1	$156.3	24

* Not meaningful
(A)
Effective during the fourth quarter of 2011, we changed our method of accounting for pension benefits. We have retrospectively adjusted financial information to reflect our voluntary change in accounting principle for pension benefits. We have elected to revise historical results for certain previously unrecorded immaterial errors. We concluded that the effects, individually and in the aggregate, are immaterial to the unaudited quarterly financial information. Additionally, certain prior year revenues and expenses were reclassified to reflect the current presentation and these changes had no impact on operating income.

(B)
Pro forma results adjusts results of operations under GAAP to include the acquisition of PAETEC Holding Corp ("PAETEC"), and to exclude all merger and integration costs ("M&I") related to strategic transactions. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business acquired as part of PAETEC. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

(C)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(D)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)
	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2012	2011	Amount	%	2012	2011	Amount	%
UNDER GAAP:
Business operating metrics:
Customers (A)
Enterprise (B)	174.8	65.8	109.0	*
Small business (C)	471.9	397.0	74.9	19
Total customers	646.7	462.8	183.9	40
Net customer (losses) additions	(4.6)	(2.3)	(2.3)	*	183.9	(10.2)	194.1	*

Carrier special access circuits (D)	112.7	106.4	6.3	6

Consumer operating metrics:
Voice lines	1,865.2	1,951.7	(86.5)	(4)
Net voice line losses	(22.3)	(21.9)	(0.4)	2	(62.7)	(60.7)	(2.0)	3

High-speed Internet	1,216.2	1,199.5	16.7	1
Net high-speed Internet additions	5.5	8.8	(3.3)	(38)	8.3	40.5	(32.2)	(80)

Digital television customers	442.7	444.8	(2.1)	—

Total consumer connections	3,524.1	3,596.0	(71.9)	(2)

FROM PRO FORMA RESULTS (E):
Business operating metrics:
Customers (A)
Enterprise (B)	174.8	163.1	11.7	7
Small business (C)	471.9	500.5	(28.6)	(6)
Total customers	646.7	663.6	(16.9)	(3)
Net customer losses	(4.6)	(6.0)	1.4	(23)	(16.9)	(19.4)	2.5	(13)

Carrier special access circuits (D)	112.7	109.7	3.0	3

Consumer operating metrics:
Voice lines	1,865.2	1,951.7	(86.5)	(4)
Net voice line losses	(22.3)	(21.9)	(0.4)	2	(62.7)	(60.7)	(2.0)	3

High-speed Internet customers	1,216.2	1,199.5	16.7	1
Net high-speed Internet additions	5.5	8.8	(3.3)	(38)	8.3	40.5	(32.2)	(80)

Digital television customers	442.7	444.8	(2.1)	—

Total consumer connections	3,524.1	3,596.0	(71.9)	(2)

* Not meaningful
(A)	Business customers include each individual business customer location to which we provide service and exclude carrier special access circuits.
(B)	Enterprise customers generate $750 or more in revenue per month.
(C)	Small business customers generate less than $750 in revenue per month.
(D)
Carrier special access circuits are dedicated circuits purchased by telecommunication carriers to transport traffic from wireless towers, between points on their network or from their network to a customer location.

(E)
Pro forma results adjusts results of operations under GAAP to include the acquisition of PAETEC Holding Corp ("PAETEC"), and to exclude all merger and integration costs ("M&I") related to strategic transactions. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business acquired as part of PAETEC. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	September 30,	December 31,		September 30,	December 31,
	2012	2011		2012	2011
CURRENT ASSETS:			CURRENT LIABILITIES:

			Current maturities of long-term debt
Cash and cash equivalents	114.8	227.0	and capital lease obligations	$1,182.5	$213.7
Restricted cash	39.9	21.7	Current portion of interest rate swaps	30.0	30.5
Accounts receivable (less allowance for			Accounts payable	320.0	296.0
doubtful accounts of $36.4 and			Advance payments and customer deposits	224.8	240.4
$29.9, respectively)	632.9	657.4	Accrued dividends	148.5	148.0
Income tax receivable	1.9	124.1	Accrued taxes	114.4	117.9
Inventories	74.4	76.5	Accrued interest	178.8	161.8
Deferred income taxes	126.0	232.1	Other current liabilities	243.4	251.2
Prepaid income taxes	22.7	15.3
Prepaid expenses and other	200.9	102.9	Total current liabilities	2,442.4	1,459.5
Assets held for sale	—	61.4

Total current assets	1,213.5	1,518.4	Long-term debt and capital lease obligations	7,848.3	8,936.7
			Deferred income taxes	1,835.7	1,851.5
Goodwill	4,411.6	4,301.7	Other liabilities	657.4	646.3
Other intangibles, net	2,394.0	2,685.3	Total liabilities	12,783.8	12,894.0
Net property, plant and equipment	5,824.9	5,708.1
Other assets	184.4	178.6
			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	1,245.1	1,496.1
			Accumulated other comprehensive income	(0.6)	1.9
			Retained earnings	—	—
			Total shareholders' equity	1,244.6	1,498.1

			TOTAL LIABILITIES AND
TOTAL ASSETS	$14,028.4	$14,392.1	SHAREHOLDERS' EQUITY	$14,028.4	$14,392.1

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Cash Provided from Operations:
Net income	$53.7	$78.1	$172.5	$204.2
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	326.4	203.8	958.5	605.8
Provision for doubtful accounts	16.4	12.7	41.7	32.3
Share-based compensation expense	5.6	6.0	19.3	17.4
Deferred income taxes	27.9	85.4	91.9	181.9
Unamortized net discount (premium) on retired debt	—	5.3	(16.2)	18.3
Amortization of unrealized losses on de-designated interest rate swaps	11.4	12.3	33.0	37.3
Gain from plan curtailment	—	(14.7)	(9.6)	(14.7)
Other, net	(1.4)	2.6	(16.1)	16.1
Changes in operating assets and liabilities, net:
Accounts receivable	(49.8)	(27.1)	(71.8)	(48.6)
Income tax receivable	0.2	—	122.2	—
Prepaid income taxes	(3.0)	(40.6)	(7.4)	(54.3)
Prepaid expenses and other	7.2	8.1	(55.0)	(7.5)
Accounts payable	1.1	9.3	(2.2)	31.9
Accrued interest	22.9	4.9	(5.5)	(54.7)
Accrued taxes	1.8	3.0	(1.2)	6.7
Other current liabilities	(7.8)	4.1	(3.5)	(19.8)
Other liabilities	1.8	1.7	2.6	(3.0)
Other, net	(7.6)	(25.2)	(9.6)	(32.9)
Net cash provided from operations	406.8	329.7	1,243.6	916.4
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(307.3)	(177.0)	(809.4)	(506.5)
Broadband network expansion funded by stimulus grants	(31.0)	(7.2)	(68.8)	(9.2)
Changes in restricted cash	(12.1)	(1.9)	(18.2)	(9.2)
Grant funds received for broadband stimulus projects	6.9	0.5	26.5	0.5
Disposition of wireless assets	—	—	57.0	—
Other, net	0.9	1.4	7.0	1.2
Net cash used in investing activities	(342.6)	(184.2)	(805.9)	(523.2)
Cash Flows from Financing Activities:
Dividends paid on common shares	(147.0)	(127.4)	(440.5)	(380.7)
Repayment of debt	(844.7)	(716.4)	(1,848.6)	(3,150.8)
Proceeds of debt issuances	1,025.0	685.0	1,775.0	3,147.0
Debt issuance costs	(16.6)	—	(19.0)	(20.9)
Payment under capital lease obligations	(5.0)	(0.2)	(15.3)	(0.6)
Other, net	1.4	(4.3)	(1.5)	4.8
Net cash provided from (used in) financing activities	13.1	(163.3)	(549.9)	(401.2)
Increase (decrease) in cash and cash equivalents	77.3	(17.8)	(112.2)	(8.0)
Cash and Cash Equivalents:
Beginning of period	37.5	52.1	227.0	42.3
End of period	$114.8	$34.3	$114.8	$34.3

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES (NON-GAAP)
(In millions)
		THREE MONTHS ENDED		NINE MONTHS ENDED
		September 30,	September 30,	September 30,	September 30,
		2012	2011	2012	2011

Revenues and sales under GAAP		$1,552.4	$1,023.2	$4,635.4	$3,075.9
Pro forma adjustments:
PAETEC revenues and sales prior to acquisition	(B)	—	543.3	—	1,602.7
Elimination of Windstream revenues from PAETEC prior to acquisition	(C)	—	(1.3)	—	(3.9)
Pro forma revenues and sales		$1,552.4	$1,565.2	$4,635.4	$4,674.7

Operating income from continuing operations under GAAP		$247.7	$277.3	$739.2	$867.6
Pro forma adjustments:
PAETEC pre-acquisition operating income, excluding M&I costs	(B)	—	32.2	—	87.4
PAETEC intangible asset amortization adjustment	(D)	—	(14.8)	—	(51.0)
M&I costs	(E)	12.7	19.9	54.4	33.9
Pro forma operating income		260.4	314.6	793.6	937.9
Depreciation and amortization expense	(E)	326.4	203.8	958.5	605.8
PAETEC pre-acquisition depreciation and amortization expense	(F)	—	80.7	—	246.7
Pro forma OIBDA		586.8	599.1	1,752.1	1,790.4
Other adjustments:
Pension expense	(E)	(1.4)	(0.7)	(1.3)	3.2
Restructuring charges	(E)	12.1	0.5	23.3	0.7
Share-based compensation	(E)	5.6	6.0	19.3	17.4
Share-based compensation of PAETEC prior to acquisition	(B)	—	5.4	—	10.8
Pro forma adjusted OIBDA		$603.1	$610.3	$1,793.4	$1,822.5

Capital expenditures under GAAP		$307.3	$177.1	$809.4	$506.6
Pro forma adjustments:
PAETEC capital expenditures prior to acquisition	(B)	—	45.6	—	146.5
Pro forma capital expenditures		$307.3	$222.7	$809.4	$653.1

(A)	Pro forma results adjust results of operations under GAAP to exclude PAETEC, and to exclude M&I costs related to strategic transactions.
(B)	To reflect the pre-acquisition operating results of PAETEC, adjusted to exclude M&I costs.
(C)	To reflect the pre-acquisition elimination of Windstream revenues from entities acquired from PAETEC.
(D)	To reflect intangible asset amortization of PAETEC, as if the acquisitions had been consummated at the beginning of the periods presented.
(E)	Represents applicable expense as reported under GAAP.
(F)	Represents depreciation and amortization of PAETEC, as adjusted in note (D).

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED	NINE MONTHS ENDED
	September 30,	September 30,
	2012	2012
ADJUSTED FREE CASH FLOW:
Operating income under GAAP	$247.7	$739.2
Depreciation and amortization	326.4	958.5
As reported OIBDA	574.1	1,697.7
Merger and integration expense	12.7	54.4
Pension benefit	(1.4)	(1.3)
Restructuring charges	12.1	23.3
Stock-based compensation	5.6	19.3
As reported adjusted OIBDA	603.1	1,793.4

Adjustments:
Adjusted capital expenditures	(289.0)	(779.4)
Cash paid for interest	(125.0)	(448.8)
Cash (paid) refunded for taxes	(6.7)	103.8
Adjusted free cash flow	$182.4	$669.0

Dividends paid	$147.0	$440.5

Payout ratio		66%

Exhibit 99(a)

WINDSTREAM CORPORATION
NOTES TO UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES AND RECONCILIATION OF OPERATING INCOME
UNDER GAAP TO ADJUSTED FREE CASH FLOW

Windstream Corporation ("we," "us" or "our") has entered into various transactions, including the acquisition of PAETEC Holding Corp. ("PAETEC"), that may cause results reported under Generally Accepted Accounting Principles in the United States ("GAAP") to be not necessarily indicative of future results. On November 30, 2011, we completed the acquisition of PAETEC in an all-stock transaction valued at approximately $2.4 billion. PAETEC shareholders received 0.460 shares of our stock for each PAETEC share owned at closing. We issued 70.0 million shares and assumed equity awards shares for a total transaction value of $842.0 million, based on our closing stock price on November 30, 2011, and the fair value of the equity awards assumed. We also assumed PAETEC's debt, net of cash acquired, of approximately $1,591.3 million, which includes a net premium of $113.9 million based on the fair value of the debt on November 30, 2011, and bank debt of $99.5 million that was repaid on December 1, 2011.

As disclosed in our Form 8-K furnished on August 9, 2012, we have presented in this package unaudited pro forma results, which includes results from PAETEC for periods prior to the acquisition and excludes all merger and integration costs resulting from the completed transactions discussed above. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business acquired as part of PAETEC and sold during the second quarter of 2012, which has been classified as discontinued operations. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current presentation.

Our purpose for including the results of the acquired businesses and for excluding non-recurring items, the results of the disposed operations, restructuring charges, pension and share-based compensation is to improve the comparability of results of operations for the three and nine month periods ended September 30, 2012, to the results of operations for the same periods of 2011 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current businesses. We use pro forma results, including pro forma revenues and sales, pro forma OIBDA , pro forma adjusted OIBDA, pro forma capital expenditures and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, expected annualized savings from the management restructuring and forecasted capital expenditure amounts. These and other forward-looking statements include statements about our ability to generate cash flows in future periods and to pay our current dividend, and these statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; the impact of new, emerging or competing technologies; the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, and rules and regulations governing the communications industry; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; continued access line loss; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.